UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011
ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)
Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below.

Item 8.01	Other Events

          On December 9, 2011, Ark Restaurants Corp. (the “Company”) closed the Securities Purchase Agreement with the Estate of Irving Hershkowitz, pursuant to which the Company purchased 250,000 shares of common stock, par value $.01 per share (the “Common Stock”) for an aggregate purchase price of $3,125,000. The purchase price was payable as follows:

•	$1,000,000 in cash at closing; and
•	A Promissory Note, in the principal amount of $2,125,000, bearing interest at a rate of 0.19% per annum, and payable in twenty-four (24) equal monthly installments of $88,541.67 per month.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.01	Securities Purchase Agreement, by and between the Company and Estate of Irving Hershkowitz;

10.02	Promissory Note, in the principal amount of $2,125,000, issued by the Company to Estate of Irving Hershkowitz.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein

Name: Michael Weinstein
Title: Chief Executive Officer

Date: December 13, 2011